Exhibit 99.1

NEWS RELEASE
November 3, 2022	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Washington, DC

URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended September 30, 2022. Net revenue was approximately $121.4 million, an increase of 8.9% from the same period in 2021. The Company reported operating income of approximately $19.0 million for the three months ended September 30, 2022, compared to approximately $34.5 million for the three months ended September 30, 2021. Broadcast and digital operating income1 was approximately $50.8 million, an increase of 3.5% from the same period in 2021. Net income was approximately $4.2 million or $0.09 per share (basic) compared to $13.9 million or $0.27 per share (basic) for the same period in 2021. Adjusted EBITDA2 was approximately $44.3 million for the three months ended September 30, 2022, compared to approximately $42.7 million for the same period in 2021.

Alfred C. Liggins, III, Urban One’s CEO and President stated, “Q3 was another very solid quarter, during which we grew both revenues and Adjusted EBITDA. Following a soft July for radio advertising, August and September rebounded and we finished the quarter +1.4% on a same station basis, and -1.3% excluding political.  Same station radio pacings for Q4 excluding digital are currently +16.0% including political and +0.1% excluding political. Layering in the recent Indianapolis acquisition should push radio revenues to a double-digit percentage increase for Q4. Political spending has steadily gathered momentum, and we anticipate net political advertising revenues to be between $12-$13 million, of which radio is $9-$10 million, which is significantly ahead of both our budget and the 2018 cycle. Our Cable TV business had another successful broadcast upfront season, and we were able to increase both our CPM’s and total dollars committed. Our Digital segment posted growth of approximately 40% in both revenue and Adjusted EBITDA as demand for our audience and digital products remained strong. Our liquidity and leverage profile remained robust, and we continued to opportunistically repurchase our 7.375% bonds in the open market.”

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PAGE 2 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$121,403	$111,463	$352,562	$310,496
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	29,490	29,226	86,359	80,829
Selling, general and administrative, excluding stock-based compensation	41,071	33,102	111,845	94,568
Corporate selling, general and administrative, excluding stock-based compensation	9,904	12,271	30,768	31,544
Stock-based compensation	5,009	53	5,469	478
Depreciation and amortization	2,505	2,336	7,391	6,925
Impairment of long-lived assets	14,450	—	31,383	—
Total operating expenses	102,429	76,988	273,215	214,344
Operating income	18,974	34,475	79,347	96,152
INTEREST INCOME	415	13	474	185
INTEREST EXPENSE	15,310	15,896	47,123	49,794
(GAIN) LOSS ON RETIREMENT OF DEBT	(1,837)	—	(3,692)	6,949
OTHER INCOME, net	(2,021)	(2,120)	(13,732)	(6,166)
Income before provision for income taxes and noncontrolling interest in income of subsidiaries	7,937	20,712	50,122	45,760
PROVISION FOR INCOME TAXES	3,364	6,257	12,675	12,366
CONSOLIDATED NET INCOME	4,573	14,455	37,447	33,394
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	360	579	1,831	1,645
CONSOLIDATED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,213	$13,876	$35,616	$31,749

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,213	$13,876	$35,616	$31,749

Weighted average shares outstanding - basic[3]	46,625,484	51,190,105	49,504,238	49,816,663
Weighted average shares outstanding - diluted[4]	50,206,608	55,080,394	53,171,793	53,832,135

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PAGE 3 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Consolidated net income attributable to common stockholders (basic)	$0.09	$0.27	$0.72	$0.64

Consolidated net income attributable to common stockholders (diluted)	$0.08	$0.25	$0.67	$0.59

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$50,842	$49,135	$154,358	$135,099
Broadcast and digital operating income margin (% of net revenue)	41.9%	44.1%	43.8%	43.5%

Broadcast and digital operating income reconciliation:

Consolidated net income attributable to common stockholders	$4,213	$13,876	$35,616	$31,749
Add back non-broadcast and digital operating income items included in consolidated net income:
Interest income	(415)	(13)	(474)	(185)
Interest expense	15,310	15,896	47,123	49,794
Provision for income taxes	3,364	6,257	12,675	12,366
Corporate selling, general and administrative expenses	9,904	12,271	30,768	31,544
Stock-based compensation	5,009	53	5,469	478
(Gain) loss on retirement of debt	(1,837)	—	(3,692)	6,949
Other income, net	(2,021)	(2,120)	(13,732)	(6,166)
Depreciation and amortization	2,505	2,336	7,391	6,925
Noncontrolling interest in income of subsidiaries	360	579	1,831	1,645
Impairment of long-lived assets	14,450	—	31,383	—
Broadcast and digital operating income	$50,842	$49,135	$154,358	$135,099

Adjusted EBITDA[2]	$44,340	$42,734	$133,852	$117,735

Adjusted EBITDA reconciliation:

Consolidated net income attributable to common stockholders	$4,213	$13,876	$35,616	$31,749
Interest income	(415)	(13)	(474)	(185)
Interest expense	15,310	15,896	47,123	49,794
Provision for income taxes	3,364	6,257	12,675	12,366
Depreciation and amortization	2,505	2,336	7,391	6,925
EBITDA	$24,977	$38,352	$102,331	$100,649
Stock-based compensation	5,009	53	5,469	478
(Gain) loss on retirement of debt	(1,837)	—	(3,692)	6,949
Other income, net	(2,021)	(2,120)	(13,732)	(6,166)
Noncontrolling interest in income of subsidiaries	360	579	1,831	1,645
Corporate development costs	414	2,508	1,433	4,841
Employment Agreement Award, incentive plan award expenses and other compensation	714	1,190	2,196	2,698
Contingent consideration from acquisition	—	—	—	280
Severance-related costs	146	80	388	653
Cost method investment income from MGM National Harbor	2,128	2,092	6,245	5,708
Impairment of long-lived assets	14,450	—	31,383	—
Adjusted EBITDA	$44,340	$42,734	$133,852	$117,735

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PAGE 4 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	September 30, 2022	December 31, 2021
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$105,547	$152,218
Intangible assets, net	782,402	780,133
Total assets	1,250,696	1,261,108
Total debt (including current portion, net of issuance costs)	763,200	818,616
Total liabilities	964,680	989,973
Total stockholders' equity	266,052	254,120
Redeemable noncontrolling interests	19,964	17,015

	September 30, 2022	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
7.375% senior secured notes due February 2028, net of issuance costs of approximately $11.8 million (fixed rate)	$763,200	7.375%

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-K/A, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

The COVID-19 pandemic could have an impact on certain of our revenue and alternative revenue sources on a going forward basis.  While parts of the country are recovering, other parts could see a resurgence of the pandemic and this could impact our results of operations, particularly in our larger markets such as Atlanta, Baltimore, Charlotte, Dallas, Houston, Indianapolis and Washington, D.C. During the early portion of the pandemic, a number of advertisers across a variety of significant advertising categories reduced advertising spend due to the pandemic. This has been particularly true within our radio segment which derives substantial revenue from local advertisers, including in areas such as Texas, Ohio and Georgia. The economies in these areas were hit particularly hard due to social distancing and other government interventions. Further, the COVID-19 pandemic has caused a shift in the way people work and commute, which in some instances has altered demand for our broadcasting radio advertising. Finally, the COVID-19 outbreak caused the postponement or cancellation of certain of our tent pole special events or otherwise impaired or limited ticket sales for such events. A resurgence could have a similar future impact. We do not carry business interruption insurance to compensate us for losses and such losses may continue to occur as a result of the ongoing and fluctuating nature of the COVID-19 pandemic. New outbreaks or surges in new cases due to variants in the markets in which we operate could have material impacts on our liquidity, operations including potential impairment of assets, and our financial results.  Likewise, our income from our investment in MGM National Harbor Casino has at times been negatively impacted by closures and limitations on occupancy imposed by state and local governmental authorities.

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended September 30,
	2022	2021	$ Change	% Change
	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$45,081	$43,089	$1,992	4.6%
Political Advertising	2,766	711	2,055	289.0%
Digital Advertising	20,063	14,981	5,082	33.9%
Cable Television Advertising	26,801	22,969	3,832	16.7%
Cable Television Affiliate Fees	23,923	25,877	(1,954)	-7.6%
Event Revenues & Other	2,769	3,836	(1,067)	-27.8%

Net Revenue (as reported)	$121,403	$111,463	$9,940	8.9%

Net revenue increased to approximately $121.4 million for the quarter ended September 30, 2022, from approximately $111.5 million for the same period in 2021. Net revenues from our radio broadcasting segment increased 4.8% compared to the same period in 2021. Net revenue from our radio broadcasting segment, excluding political advertising, increased 2.2% compared to the same period in 2021. Same station net revenue from our radio broadcasting segment, excluding political advertising, decreased 1.3% compared to the same period in 2021. Reach Media’s net revenues increased 1.3% for the three months ended September 30, 2022, compared to the same period in 2021. We recognized approximately $50.8 million and $48.8 million of revenue from our cable television segment during the three months ended September 30, 2022, and 2021, respectively, due primarily to increased advertising sales. Net revenue for our digital segment increased approximately $6.0 million for the three months ended September 30, 2022, compared to the same period in 2021 primarily from higher direct revenues.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, increased to approximately $80.5 million for the quarter ended September 30, 2022, up 7.9% from the approximately $74.6 million incurred for the comparable quarter in 2021. The overall operating expense increase was driven by higher programming and technical expenses and higher selling, general and administrative expenses, partially offset by lower corporate selling, general and administrative expenses.

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PAGE 6 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

As a result of increases in revenue, certain operating expenses have also increased including approximately $1.9 million in employee compensation expenses, $2.4 million in variable expenses, $525,000 in travel, entertainment and office expenses, $1.2 million in contract labor, talent costs and consulting fees, and $3.3 million in marketing, promotions and event spending. These increased expenses were partially offset by a decrease of approximately $1.1 million in content amortization and a decrease of approximately $2.1 million in corporate development costs. As a result of the acquisition and disposition of stations in Indianapolis on August 31, 2022, expenses for the cluster increased $992,000 for the three months ended September 30, 2022 compared to the same period in 2021.

Depreciation and amortization expense increased to approximately $2.5 million for the quarter ended September 30, 2022, compared to approximately $2.3 million for the quarter ended September 30, 2021.

Interest expense decreased to approximately $15.3 million for the quarter ended September 30, 2022 compared to approximately $15.9 million for the quarter ended September 30, 2021. The Company made cash interest payments of approximately $29.9 million for the quarter ended September 30, 2022, compared to cash interest payments of approximately $31.6 million on its outstanding debt for the quarter ended September 30, 2021. During the quarter ended September 30, 2022, the Company repurchased approximately $25.0 million of its 2028 Notes at an average price of approximately 91.1% of par, resulting in a net gain on retirement of debt of approximately $1.8 million for the quarter ended September 30, 2022.

The impairment of long-lived assets for the three months ended September 30, 2022, was related to a non-cash impairment charge of approximately $14.5 million associated with our Atlanta, Charlotte, Dallas, Houston, Philadelphia, Raleigh and Richmond radio market broadcasting licenses.

During the three months ended September 30, 2022, we recorded a provision for income taxes of approximately $3.4 million compared to approximately $6.3 million for the three months ended September 30, 2021. The decrease in the provision for income taxes was primarily due to the application of the estimated annual effective tax rate for the year to date and pre-tax income of approximately $7.9 million during the quarter, and discrete tax benefits of $131,000 primarily related to statutory state tax rate changes. The tax provision resulted in an effective tax rate of 42.4% and 30.2% for the three months ended September 30, 2022 and 2021, respectively. The Company paid income taxes of $247,000 for the quarter ended September 30, 2022 and did not pay taxes for the quarter ended September 30, 2021.

Other income, net, was approximately $2.0 million and $2.1 million for the three months ended September 30, 2022 and 2021, respectively. We recognized other income in the amount of approximately $2.1 million for each of the three months ended September 30, 2022 and 2021, respectively, related to our MGM investment.

Other pertinent financial information includes capital expenditures of approximately $1.4 million and $1.7 million for the quarters ended September 30, 2022 and 2021, respectively.

During the three months ended September 30, 2022, the Company did not repurchase any shares of Class A common stock and repurchased 100,803 shares of Class D common stock in the amount of $439,000. During the three months ended September 30, 2021, the Company did not repurchase any shares of Class A common stock and repurchased 6,715 shares of Class D common stock in the amount of $39,000.

The Company, in connection with its prior 2009 stock option and restricted stock plan and its current 2019 Equity and Performance Incentive Plan (the “2019 Plan”), is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan. During the three months ended September 30, 2022, the Company executed a Stock Vest Tax Repurchase of 325,872 shares of Class D Common Stock in the amount of approximately $1.4 million. During the three months ended September 30, 2021, the Company executed a Stock Vest Tax Repurchase of 3,285 shares of Class D Common Stock in the amount of $18,000.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three and nine months ended September 30, 2022 and 2021 are included.

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PAGE 7 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2022
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$121,403	$40,407	$10,071	$20,986	$50,784	$(845)
OPERATING EXPENSES:
Programming and technical	29,490	9,801	3,701	3,028	13,343	(383)
Selling, general and administrative	41,071	17,842	2,036	10,379	11,276	(462)
Corporate selling, general and administrative	9,904	—	671	—	1,202	8,031
Stock-based compensation	5,009	4	566	1	309	4,129
Depreciation and amortization	2,505	837	50	329	955	334
Impairment of long-lived assets	14,450	14,450	—	—	—	—
Total operating expenses	102,429	42,934	7,024	13,737	27,085	11,649
Operating income (loss)	18,974	(2,527)	3,047	7,249	23,699	(12,494)
INTEREST INCOME	415	—	—	—	—	415
INTEREST EXPENSE	15,310	50	—	79	1,919	13,262
GAIN ON RETIREMENT OF DEBT	(1,837)	—	—	—	—	(1,837)
OTHER (INCOME) EXPENSE, net	(2,021)	120	—	—	—	(2,141)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	7,937	(2,697)	3,047	7,170	21,780	(21,363)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	3,364	3,449	1,673	—	8,379	(10,137)
CONSOLIDATED NET INCOME (LOSS)	4,573	(6,146)	1,374	7,170	13,401	(11,226)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	360	—	—	—	—	360
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,213	$(6,146)	$1,374	$7,170	$13,401	$(11,586)

Adjusted EBITDA[2]	$44,340	$12,851	$3,663	$7,579	$24,963	$(4,716)

PAGE 8 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2021
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$111,463	$38,541	$9,939	$14,981	$48,846	$(844)
OPERATING EXPENSES:
Programming and technical	29,226	9,196	3,435	2,834	14,125	(364)
Selling, general and administrative	33,102	16,156	2,220	6,761	8,450	(485)
Corporate selling, general and administrative	12,271	—	626	1	2,072	9,572
Stock-based compensation	53	4	—	—	3	46
Depreciation and amortization	2,336	814	49	307	932	234
Total operating expenses	76,988	26,170	6,330	9,903	25,582	9,003
Operating income (loss)	34,475	12,371	3,609	5,078	23,264	(9,847)
INTEREST INCOME	13	—	—	—	—	13
INTEREST EXPENSE	15,896	43	—	79	1,919	13,855
OTHER INCOME, net	(2,120)	(14)	—	—	—	(2,106)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	20,712	12,342	3,609	4,999	21,345	(21,583)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	6,257	3,789	1,063	—	6,436	(5,031)
CONSOLIDATED NET INCOME (LOSS)	14,455	8,553	2,546	4,999	14,909	(16,552)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	579	—	—	—	—	579
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$13,876	$8,553	$2,546	$4,999	$14,909	$(17,131)

Adjusted EBITDA[2]	$42,734	$13,240	$3,631	$5,385	$24,204	$(3,726)

PAGE 9 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2022
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:
NET REVENUE	$352,562	$109,091	$31,194	$54,353	$160,668	$(2,744)
OPERATING EXPENSES:
Programming and technical	86,359	27,797	10,841	9,605	39,263	(1,147)
Selling, general and administrative	111,845	49,001	6,058	24,876	33,506	(1,596)
Corporate selling, general and administrative	30,768	—	1,985	7	4,425	24,351
Stock-based compensation	5,469	5	565	1	635	4,263
Depreciation and amortization	7,391	2,477	143	995	2,853	923
Impairment of long-lived assets	31,383	31,383	—	—	—	—
Total operating expenses	273,215	110,663	19,592	35,484	80,682	26,794
Operating income (loss)	79,347	(1,572)	11,602	18,869	79,986	(29,538)
INTEREST INCOME	474	—	—	—	—	474
INTEREST EXPENSE	47,123	149	—	238	5,757	40,979
GAIN ON RETIREMENT OF DEBT	(3,692)	—	—	—	—	(3,692)
OTHER (INCOME) EXPENSE, net	(13,732)	128	—	—	—	(13,860)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	50,122	(1,849)	11,602	18,631	74,229	(52,491)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	12,675	(1,819)	3,973	—	22,480	(11,959)
CONSOLIDATED NET INCOME (LOSS)	37,447	(30)	7,629	18,631	51,749	(40,532)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,831	—	—	—	—	1,831
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$35,616	$(30)	$7,629	$18,631	$51,749	$(42,363)

Adjusted EBITDA[2]	$133,852	$32,421	$12,310	$19,870	$83,474	$(14,223)

PAGE 10 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2021
	(in thousands, unaudited)
		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations
STATEMENT OF OPERATIONS:
NET REVENUE	$310,496	$101,793	$27,169	$40,466	$143,549	$(2,481)
OPERATING EXPENSES:
Programming and technical	80,829	26,297	10,232	8,061	37,321	(1,082)
Selling, general and administrative	94,568	44,726	5,346	18,386	27,504	(1,394)
Corporate selling, general and administrative	31,544	—	1,879	2	4,822	24,841
Stock-based compensation	478	31	—	—	74	373
Depreciation and amortization	6,925	2,335	160	945	2,799	686
Total operating expenses	214,344	73,389	17,617	27,394	72,520	23,424
Operating income (loss)	96,152	28,404	9,552	13,072	71,029	(25,905)
INTEREST INCOME	185	—	—	—	—	185
INTEREST EXPENSE	49,794	131	—	237	5,756	43,670
LOSS ON RETIREMENT OF DEBT	6,949	—	—	—	—	6,949
OTHER INCOME, net	(6,166)	(420)	—	—	—	(5,746)
Income (loss) before provision for (benefit from) income taxes and noncontrolling interest in income of subsidiaries	45,760	28,693	9,552	12,835	65,273	(70,593)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	12,366	7,499	2,546	—	17,401	(15,080)
CONSOLIDATED NET INCOME (LOSS)	33,394	21,194	7,006	12,835	47,872	(55,513)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,645	—	—	—	—	1,645
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$31,749	$21,194	$7,006	$12,835	$47,872	$(57,158)

Adjusted EBITDA[2]	$117,735	$31,011	$9,771	$14,348	$74,018	$(11,413)

PAGE 11 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

Urban One, Inc. will hold a conference call to discuss its results for the third fiscal quarter of 2022. The conference call is scheduled for Thursday, November 03, 2022 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-877-226-8216; international callers may dial direct (+1) 409-207-6983.  The Access Code is 9721643.

A replay of the conference call will be available from 1:00 p.m. EDT November 03, 2022 until 11:55 p.m. EST November 06, 2022. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct (+1) 402-970-0847. The replay Access Code is 1399699.

Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As of September 30, 2022, we owned and/or operated 66 independently formatted, revenue producing broadcast stations (including 55 FM or AM stations, 9 HD stations, and the 2 low power television stations we operate) branded under the tradename “Radio One” in 13 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African-American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. We also have invested in a minority ownership interest in MGM National Harbor, a gaming resort located in Prince George’s County, Maryland. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African-American and urban audiences.

Notes:

1“Broadcast and digital operating income” consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or loss, or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2“Adjusted EBITDA” consists of net income (loss) plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback, Employment Agreement and incentive plan award expenses and other compensation, contingent consideration from acquisition, corporate development costs, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television). Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3For the three months ended September 30, 2022 and 2021, Urban One had 46,625,484 and 51,190,105 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the nine months ended September 30, 2022 and 2021, Urban One had 49,504,238 and 49,816,663 shares of common stock outstanding on a weighted average basis (basic), respectively.

4For the three months ended September 30, 2022 and 2021, Urban One had 50,206,608 and 55,080,394 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.  For the nine months ended September 30, 2022 and 2021, Urban One had 53,171,793 and 53,832,135 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.